Exhibit 99.1

Investor Relations: Geoffrey M. Boyd Chief Financial Officer 612-436-6486 Media Inquiries: Robert E. Pickens Chief Operating Officer 612-436-6604

For Immediate Release

Eschelon Telecom, Inc. Files Hart-Scott-Rodino Notification and Report in Connection with Proposed Acquisition by Integra Telecom Holdings, Inc.

Minneapolis, MN — April 20, 2007: Eschelon Telecom, Inc., (NASDAQ: ESCH) a leading provider of integrated communications services to small and medium sized businesses in the western United States, today announced that as required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, Eschelon and Integra Telecom Holdings, Inc., each filed the required Notification and Report forms with the Federal Trade Commission and the Department of Justice, on April 17, 2007 and the required filing fee was paid. The 30-day waiting period will expire on May 17, 2007, unless the parties receive early termination of the waiting period.  The waiting period can be extended if the parties receive a request for additional information from the Federal Trade Commission or the Department of Justice.

About Eschelon Telecom, Inc.

Eschelon Telecom, Inc. is a facilities-based competitive communications services provider of voice and data services and business telephone systems in 45 markets in the western United States. Headquartered in Minneapolis, Minnesota, the company currently employs approximately 1,400 telecommunications/Internet professionals, serves over 60,000 business customers and has approximately 600,000 access lines in service throughout its markets in Minnesota, Arizona, Utah, Washington, Oregon, Colorado, Nevada, Montana and California.  For more information, please visit our web site at www.eschelon.com

About Integra Telecom, Inc.

Integra Telecom, Inc. provides voice, data and Internet communications to thousands of business and carrier customers in eight Western states, including: Arizona, California, Idaho, Minnesota, North Dakota, Oregon, Utah and Washington. The company owns and operates a best-in-class fiber-optic network comprised of eight metropolitan access networks, a nationally acclaimed tier one Internet and data network and a 4,700-mile high-speed long haul network. The company enjoys some of the highest customer loyalty and customer satisfaction ratings in the telecommunications industry. Primary equity investors in the company include Bank of America Capital Investors, Boston Ventures and Nautic Equity Partners. Integra Telecom and Electric Lightwave are registered trademarks of Integra Telecom Inc. For more information, visit www.integratelecom.com.

Important Additional Information Will Be Filed With The SEC

The Company plans to file with the SEC and mail to its stockholders a Definitive Proxy Statement in connection with the transaction. The Definitive Proxy Statement will contain important information about the Company, Integra, the Merger and related matters. Investors and security holders are urged to read the Definitive Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Definitive Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.  Free copies of the Definitive Proxy Statement, when available, may also be obtained from the Company and free copies of the Company’s other filings with the SEC may also be obtained from the Company.  Free copies of the Company filings may be obtained by sending a written request to Investor Relations, Eschelon Telecom, Inc. 730 Second Ave. Minneapolis, MN 55402.  In addition, investors and security holders may access copies of the documents filed with the SEC by the Company on its website at www.eschelon.com, under the links “Investor Relations—SEC Filings” when they become available.

Eschelon and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information regarding such individuals is included in Eschelon’s proxy statements and Annual Reports on Form 10-K previously filed with the Securities and Exchange Commission and will be included in the definitive proxy statement relating to he proposed transaction when it becomes available.

Forward Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Eschelon Telecom’s current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict.  Actual results may differ materially from these forward-looking statements because of the company’s history of losses, ability to maintain relationships with RBOCs, substantial indebtedness, intense competition, dependence on key management, changes in government regulations, and other risks that may be described in the company’s filings with the Securities and Exchange Commission.  In particular, statements regarding the consummation of the merger are subject to risks that the conditions to the transaction will not be satisfied. In addition, our results of operations, financial condition and cash flows also may be adversely impacted by the recent announcement of the proposed transaction, which may impact our ability to attract and retain customers, management and employees. We have incurred and will continue to incur significant advisory fees and other expenses relating to the transaction.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Eschelon Telecom undertakes no obligation to update or revise the information contained in this announcement, whether as a result of new information, future events or circumstances or otherwise.

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